UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

Liberated Syndication Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213
(Address of principal executive offices) (Zip Code)

(412) 621-0902
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 6, 2021, Webmayhem, Inc., a Pennsylvania corporation (“Webmayhem”) and a wholly-owned subsidiary of Liberated Syndication Inc., a Nevada corporation (the “Company”), entered into, and closed (the “Closing”) the transactions contemplated by, that certain Asset Purchase Agreement (the “APA”), by and among Webmayhem, Glow Technologies Inc., a Delaware corporation (“Glow”), and Amira Valliani, pursuant to which Webmayhem agreed to acquire substantially all of the assets of Glow (the “Acquisition”).

The consideration for the Acquisition is an aggregate of $1.2 million dollars, subject to the terms and conditions set forth therein, in two installments, of which $800,000 was paid at the Closing (subject to a customary escrow) and up to $400,000 will be paid following the completion of the Services (as defined below).

The APA contains customary representations, warranties, covenants and indemnities by the parties to such agreement.

Transaction Services Agreement

On April 6, 2021, in connection with the Acquisition, Webmayhem entered into a Transition Services Agreement (the “TSA”), by and between Webmayhem and Glow, pursuant to which Glow agreed to provide, or cause its affiliates to provide, certain transition services (the “Services”) to Webmayhem for specified periods following the Closing.

The summaries of the APA and TSA in this Current Report on Form 8-K are qualified by reference to the full text of the APA and TSA, respectively, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The APA and TSA have been attached as an exhibit to this report to provide investors and security holders with information regarding their terms. It is not intended to provide any other information about the Company, Glow or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the APA and TSA were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties to the APA and TSA, respectively, may be subject to limitations agreed upon by the respective parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the APA and TSA, respectively, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Glow or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the respective dates of the APA and TSA, which subsequent information may or may not be fully reflected in public disclosures by the Company, Glow or their subsidiaries or affiliates.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release issued by the Company on April 12, 2021 announcing the Acquisition.

The information under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1*	Asset Purchase Agreement, dated April 6, 2021, by and among Glow Technologies Inc., Amira Valliani, and Webmayhem, Inc.
10.2*	Transition Services Agreement, dated April 6, 2021, by and between Glow Technologies Inc. and Webmayhem, Inc.
99.1	Press Release, dated April 12, 2021.

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date: April 12, 2021	By:	/s/ Richard P. Heyse
Name: Richard P. Heyse Title: Chief Financial Officer